NEWS RELEASE

             June 10, 2011

OTC: QB WSHE

    For Immediate Release

E-DEBIT GLOBAL CORPORATION COMMENCES NATION WIDE POINT OF SALE, SALES, MARKETING AND PROCESSING ROLLOUT

Calgary, Alberta – E-Debit Global Corporation   commences nationwide point of sale (POS) sales, marketing and processing rollout in conjunction with joint venture partners, Capital Six Corporation, and Great West ATM/POS.

Overview

“With the transition of our Westsphere Systems Inc. (SWITCH) to Digital from Analog,  we are now in a position to expand our sales, marketing and processing to include Point of Sale deployment, stated Doug Mac Donald President & CEO.

While the implementation of POS Processing is anticipated to take the next several months the rollout of our sales and marketing with joint venture partners has commenced.

The addition of the nationwide Point of Sale  will expand the development and reach of our E-Debit Card product program and enhance our move to expand aggressively through  our domestic and international marketing program which will be announced shortly added , Mr. Mac Donald.

About E-Debit Global Corporation

E-Debit Global Corporation (WSHE) is a financial holding company in Canada at the forefront of debit, credit and online computer banking.  Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce Transaction security and payment.  E-Debit maintains and services a national ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

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CAPITALIZATION: 500,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common – 92,324,344

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  : Voting Preferred - 70,855,900

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For further details, please refer to WSHE website

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WSHE Symbol OTC QB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the payment platform and other assets and execute on its strategy to develop and issue new and enhanced payment products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation

Telephone: 1 (403) 473-8795

Web site:edebitglobal